UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37830 (Commission File Number)	61-1797411 (I.R.S. Employer Identification No.)

599 S. Rivershore Lane Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, the Board of Directors (the “Board”) of Lamb-Weston Holdings, Inc. (the “Company,” “we” or “our”) increased the size of the Board from seven to nine members and appointed Andre J. Hawaux and Hala G. Moddelmog to serve as directors on the Board. The Board also appointed Mr. Hawaux a member of the Audit Committee and Ms. Moddelmog a member of the Compensation Committee and Nominating and Corporate Governance Committee.  All of these actions were effective July 19, 2017.

On July 20, 2017, Timothy R. McLevish, our Executive Chairman, notified the Company of his decision not to stand for re-election to the Board at the Company’s Annual Meeting of Stockholders to be held on September 28, 2017 (the “2017 Annual Meeting”).  Mr. McLevish’s decision was not the result of any disagreement with the Company or its management.  Mr. McLevish will remain in his current role until the 2017 Annual Meeting.

Mr. Hawaux, age 56, has served as the Executive Vice President and Chief Operating Officer of DICK’S Sporting Goods, Inc., a sporting goods retailer (“DICK’S”), since August 2015.  He also served as DICK’S interim principal financial officer from August 2016 to September 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer from February 2015 to August 2015 and Executive Vice President, Finance, Administration and Chief Financial Officer from June 2013 to January 2015.  Prior to joining DICK’S in 2013, Mr. Hawaux served as the President, Consumer Foods at Conagra Brands, Inc., a packaged food company (“Conagra”), since 2009.  From 2006 to 2009, Mr. Hawaux served as Conagra’s Executive Vice President and Chief Financial Officer where he was responsible for the company’s Finance and Information System and Services organizations. Prior to joining Conagra, Mr. Hawaux served as general manager of a large U.S. division of PepsiAmericas, a food and beverage company, and previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit.  Mr. Hawaux is also a Trustee of Southern New Hampshire University and a member of the Board of Directors of PulteGroup, Inc.

Ms. Moddelmog, age 61, has served as the President and Chief Executive Officer of the Metro Atlanta Chamber since 2014.  She is the first woman to lead the 156-year-old organization, which covers 29 counties and more than 15 Fortune 500 companies, as well as a multitude of small and medium-sized enterprises in the 9th largest metropolitan region in the United States.  From 2010 to 2013, Ms. Moddelmog was the President of Arby’s Restaurant Group, Inc., a division of Wendy’s/Arby’s Group, Inc., a fast food restaurant chain.  Prior to her tenure at Arby’s Restaurant Group, Ms. Moddelmog was President and Chief Executive Officer of Susan G. Komen for the Cure, a breast cancer organization, Chief Executive Officer of Catalytic Ventures, LLC, an entity she formed to invest and consult in multi-unit retail, and President of Church’s Chicken, a subsidiary of AFC Enterprises, Inc., a fast food restaurant chain.  Ms. Moddelmog currently serves on the board of directors of FleetCor Technologies, Inc. since April 2017.  Ms. Moddelmog also served on the boards of directors of Amerigroup Corporation from 2009 to 2012 and of AMN Healthcare Services, Inc. from 2008 to 2010.

Mr. Hawaux and Ms. Moddelmog will receive the same compensation as our other non-employee directors, which compensation includes an annual retainer of $90,000 and an annual grant of restricted stock units with an equity grant value of $130,000.  Both the retainer and stock award will be pro-rated for their first year of service. There are no transactions between Mr. Hawaux or Ms. Moddelmog and us that would be reportable under Item 404(a) of Regulation S-K.  Neither Mr. Hawaux nor Ms. Moddelmog was selected pursuant to any arrangement or understanding between him or her and any other person.

Item 8.01              Other Events.

On July 24, 2017, we issued a press release announcing the appointments of Mr. Hawaux and Ms. Moddelmog to the Board and Mr. McLevish’s decision not to stand for re-election to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Lamb Weston Holdings, Inc. Press Release, dated July 24, 2017

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Additional Information and Where to Find It

This Form 8-K (including Exhibit 99.1 hereto) is not a proxy statement or a solicitation of proxies from the holders of common stock of Lamb Weston Holdings, Inc. A solicitation of proxies in connection with the 2017 Annual Meeting will be made only by the Company’s definitive proxy statement that will be mailed to all stockholders of record on the record date of July 31, 2017. The Company will be filing a definitive proxy statement for the 2017 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://www.lambweston.com/investors. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the matters to be considered at the 2017 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with such matters will be set forth in the definitive proxy statement for the Annual Meeting to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2017, when available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
		Name:	Eryk J. Spytek
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 24, 2017

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Lamb Weston Holdings, Inc. Press Release, dated July 24, 2017